Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Number 333-176938 on Form S-3 and Registration Statement Number 333-194496 on Form S-3 of our report dated March 25, 2015 relating to the financial statements of United States Commodity Funds LLC and Subsidiaries as of December 31, 2014 and 2013 appearing in this Current Report on Form 8-K of United States Natural Gas Fund, LP.

/s/ Spicer Jefferies LLP

Greenwood Village, Colorado

March 25, 2015